COMMISSIONERS
SUSAN BITTER SMITH- Chairman
BOB STUMP
 BOB BURNS DOUG UTILE TOM FORESE

ARIZONA CORPORATION.. t:OMMISSION

JOOIJERICH
Executive Director

PATRICIA L. BARFIELD
Director
Corporations Division

July 2, 2015

INCFILE.COM
134 VINTAGE PARK BLVD STE A-50
HOUSTON, TX  77070

RE: ECO-NASTE POvlER INC. File Number: 20161862

We are pleased to notify you that the Articles of Incorporation for the above-
referenced entity HAVE BEEN APPROVED.

You must publish the Articles of Incorporation in their entirety.  The publication must be in a newspaper of general circulation in the county of the known place of business in Arizona for three consecutive publications.  A list of newspapers is available on the Commission website, http://www.azcc.
gov/Divisions/Corporations
/Newspaper-list-for-publishing.pdf.

Publication must be completed WITHIN 60 DAYS after July 2, 2015, which is the date the document was approved for filing by the Commission.  The corporation may be subject to administrative dissolution if it fails to publish. You will receive an Affidavit of Publication from the newspaper, and you may file it with the Commission.

Corporations are required to file an Annual Report with the Commission.  Your Annual Report is due on 06/29/2016, and on the anniversary of that date each subsequent year.  It is your responsibility to file the corporation's Annual Report by the deadline each year. You can file it electronically through our website at http://ecorp. azcc.gov, or you can complete the form online, print it, and mail it in, or you can call the Annual Reports section at 602-542-3285.

TO SUBSCRIBE TO THE ANNUAL REPORT EMAIL REMINDER SERVICE, GO ONLINE TO
http://ecorp.azcc.gov. USE THE SERVICE FEATURE AND SELECT ''SUBSCRIBE TO EMAIL REMINDER TO FILE
ANNUAL REPORT." YOU CAN ALSO SUBSCRIBE USING THE SEARCH FEATURE
TO FIND YOUR CORPORATION'S RECORD, THEN CLICK ON THE BUTTON FOR "ANNUAL REPORT EMAIL
REMINDERS.
 IF YOU CHOOSE NOT TO SUBSCRIBE, YOU WILL NOT RECEIVE ANY REMINDER AT ALL FROM THE
COMMISSION.

Corporations must notify the Commission immediately, in writing, if they change their corporate address, statutory agent, or statutory agent address.  Address change orders must be signed by a duly authorized corporate officer.  A forwarding order placed with the U. S. Postal Service is not sufficient to change your address with the Commission.

1300 WEST WASHI GTON, PHO  NIX, ARIZONA 85007-29291400 WEST CONGRESS STREET, SUITE 11221,
TUCSON, AR!ZONA 85701-1347
www.azcc.gov

We strongly recommend you periodically monitor your corporation's record with the Commission, which can be viewed at http://ecorp.azcc.gov.  If you have questions or need further information please contact us at (602) 542-3026 in Phoenix,
or Toll Free (Arizona residents only) at l-800-345-5819.

FILED

STATE of ARIZONA

JUN 2 9 2015 ARTICLES ofiNCORPORATION A FOR-PROFIT CORPORATION
fHIPAjl:

The type of entity being formed is a For-Profit (Business) Corporation.

ABTICLEU.

The name of this corporation is ECOwWASTE POWER INC.

ARTICLE III.

The corporation  initiaHy intends to conduct the business  of independent power producer.

ARTICI 1

This corporation  is authorized to issue only one class of shares of stock, which  shall  be common stock, and the total number of shares which this corporation is authorized to issue is 1,500  at $0.0 I par value.

ARTICl.E Y.

The street address of the known  place of business of the corporation in Arizona is 625 W Southern  Ave.
Suite E Mesa, AZ 85210, in the County of Maricopa.

ARTICLE  VJ.

The corporation shan  indemnify its directors, officers,  employees. And agents  to the fullest extent provided  by the laws of the State of Arizona now or hereafter in force, including the advance of expenses under the procedures provided by such laws.  _,

ARllCU: vn.

The name and street address of the statutory agent for service of process  in Arizona is LEGAL lNC
CORPORATE "SERVICES INC at 11811  N. Tatum Blvd, Suite 303 I. Phoenix,  AZ 85028.

ARII(;l,E YID.

The name and address of the incorporator executing these articles is Marsha  Siha,  at 134 Vintage Park
Blvd, Suite
A50, Houston, TX 77070.

ARTICLE IX.

The names and addresses of the directors for the corporation  who shall act until the first meeting  or until their successors are duly chosen  and qualified are:

Carlos Vidal
9735 Tapestry Dr
Gilroy, CA 95020

These articles will be effective upon filing. Dated: June 22nd,

MArsha Sfhi,IilOOrporator

DO MJf WIU1'W AIIOVI!THIS WII:IUSt!IM!ID I'Oit A1X US1! Oltl.Y.
CERTIFICATE  OF DISCLOSURE
Read the Instructions aJ.QJJ.

,.
1.  I!NTITY NAME - give the exact name of the corporation In Arizona:

ECO-WASTe PR INC

2.  A.C FILE  UM.BI!R .(if already Incorporated or registered in

3.  Check only one of the following to Indicate the  type of Certificate:
Initial {accompanies formation or registration documents)
Annual (credit  unions and loan companies only)
Supplemental to COO filed  (supplements a prevfously-t'lled
Certificate of Disclosure)

4.FELONY/JUDGMENT QUESTIONS
Has any person (a} who Is currently  an officer, director, trustee, or Incorporator,or (b)  who controls or holds over ten per cent of the Issued and outstanding common  shares or ten per cent  of any other
proprieta    , beneficial or membership interest In the corporation  been:
4.1 Conv ct  o  a  ny Involving a transaction rn securities,

4.2

consumer fraud or antitrust  In any state or federal jurisdiction within the seven year period Immediately precedlng.the  signing or this certificate?

DYes

DYes

No

No

4.3 Su   ect to an I unction,ju gment,  ecree or permanent     er of cmy state or federalcourt
entered within the seven-year period Immediately  preceding the signing of this certificate, involving any or the following:
a.  The violation of fraud or registration provisions of the  Yes No securities laws of that jurisdiction;
b.  The violation  of the consumer fraud laws of that
jurtsdlction;
c.  The vfolatlon of the antitrust  or restraint of trade laws of that jurisdiction?
4.4  If ny o  t e answers to numbers   2, or 4.3 are  , you MU  com  ete
and attach a. Certificate of Dlsdosure Felon  /Judontent Attachment   form C004.

5.BANKRUPTCY QUESTION:
as any person   a  w o Is currently an o   cer,   lrector, trustee, Incorporator,or (b) who controls or holds over twenty per cent of the Issued and outstanding common shares or twenty per cent of any other proprietary,benelldal or membership Interest In the corporation, served In any such capadly or held  a twenty per
cent Interest In any other c:orporatlort (not  the one flUng this Certificate) on the bankruptcy  or receivership of the other c:orporotfon?
5.2  J  the answer to num  er S.lls es, you MU
Disclosure Bankru  t Attachment  form COOS.

IMPORTAHT: If wlthfn 60 days of the delivery of thl$ Certlflcete to the A.C.C. any pel'$0() not lnduded lrt thfs
betomes an officer, dlredor', ti"UStlee or person contro41!or hOlding over ten per :ent of the Issued
and
outstanding shal'1tS or t.n par oent Qf 11ny otMr prt pf'letary, etidll or inttlf est  rn tM coq oretioo, the corporwtlon must IIUbmlt a SUPPL..ef4EHTAI. Certificate proytdln; lnfonnaUon about trn1t personJ signed by 81 lncorpcdtors or
by dulV elected and authorlud offlcwr.

dft Unions a    Loan Compan : This Certll'lcate must be gntd  by any 2 om.!$ ot dlre:tors.

MARSHASIHA

134 VINTAGE PARK BlVD

UNITED STATES

Sl NATUJU!-  SfJfJ Jn5tnJctfoM Cf)()3J:

By typi or enteOrlg my n me oncl cheddng the box marked "I eroept" below,   Intend to   el.ctronlc
signature and r through my pbysle.l slgnatun! appearing below)  l iJdcnowled;e un ter ley of peljtlry that this document togeth r wlttt any
attachments IS submitted In c:ompll111nat with Amona law.
2} lACCEPT
MARSHA SIHA 0012212015
NilliW Diii
ReQUIRID - check only one1
Incorporator t am an lncot'Jattr of the
 submitting  this Certirlc:ate.
OMefI em an otncer of the  c;orporatlon

By typing or Jlterlng my name and c:heddog the box marbd  acc-ept'"llnbWid tQ .m,c my efectlonlc
$1gnatunt end (or through my phVSfc:af stvnatuns   below) l adcnowledg4 vnkt.r   tmlt thb CkJc:ument
togetMI" With any
attachments Is 1R.Ibmltted In compliance with  Arizona law.
lACC&T

MIIWitimi
Rl QUIRED - m.c:tc only on:
  Incorporator -t am an Incorporator or the
corporation submlttfng this Certl1k:ate.
  Officer  I am .an offtoar of the  G'Ot'J)cratlon
submitting this Cet1:Hk:ate

submitting this Certlftc:ate
Qullnnan of tNI Board of Dlt'ectoril - I am the

  Chlrman of the 8oard of

Dltwdo- I am the

" qf Ute 8o.ard  ot D!Actors of the CXJC"P()rCatfhonairman ot the Board of Dl ns of the corporation wbm\ttlng W. Orilftc;ate,
Pfrector - I am 8 OfOf tl'le credit union or foan
company submlttmo t.hls Certificate.

submitting this Certlftalte,
Dfntctor  - I am  Director Of th9 eredlt union or roan
-mpany submitting th1s. CertU'Iate.

Flling fee;  None
AJI fee5 are nonn:tundable  see lnstnlctiO-n$.
b) tha lrtdl 4llullll '-" "ol '(fiYI

Mall:

STATUTORY AGENT  ACCEPTANCE
Please read Instructlon$ HfJJl2J.

1.  ENTlTY NAME - give the exact name In Artzonof  the. corporation or LLC that has appointed tile
Statutory Agent (this must match exactly the n me es listed on the  document  appointing the staJtutory
ent,e.g., Artides of Organization or Article of Incorporation);
ECO..WASTE POV\IER INC

3.  STATUTORY AGENT NAME- give the exact name of the Statutory Agent appointed by the entity listed
In number 1above (this will be either an Individual or an entitY). NOTE- the name must match exac;tly the s tutory agent nitme as llsted In the document that appoints the statutory agent (e.g. Artides of
Incorporation or Artldes of Organization),lndudlng any mlddte Initial or suffix:

LEGALINC CORPORATE SERVICES INC

STATUTORY AGENT SIGNATURE:

By the signature appearing below, the Individual or entity named In number 3 above accepts the appointment as statutory agent for the entity named In number 1above,and acknowledges that the appointment Is effectfve until the appointing entity  replaces the statutory  agent or the statutory ogent resigns, whichever occurs first.

The person signing below  declares  and certifies under ;ienalt.y of pedury that the lnfonnatlon contained within  thls document together with any attachments  ls true and correct, and Is submitted fn oompllance With  Arizona law.

MARSHA DASCH  06J22/2015

REQUIRED - check only one;
 Xncttvldualas statutory agent:  am signing on behalf or mysett' as the individual

 Entity atatutory agent: I am signing on behalf of the entity  named as statutory agent, and am authorized  to act for that  entttv

RUng Fee: none (f'e9Uiar proceSs.lng)
Elcpedlted pi"'Ce$SlnO - (avafleble only lrthb fonn.

Mall:  .Amona COrporation Commlsalon ... CoflJO"Ite RUngs Section
1300  W. Wlhlngton St., Phoenix, Mzona   85007

..ubmlttedl by ltMH) add $3S.OO to filing file.
All fees are nonrefundable - see  Inst.ructlons

Fax
602 5424100